Exhibit 99.1

Great Elm Group Announces Strategic Investments, New Board Member,

and Timing of Fiscal 2025 Earnings Release

- Woodstead Purchases 4.0 Million Shares of Great Elm Group’s Common Stock –

- An Affiliate of Booker Smith Purchases 1.3 Million Shares of Great Elm Capital Corp.’s Common Stock –

- Company to Release Fiscal 2025 Earnings after Market Close on September 2, 2025, and

Host Conference Call at 8:30 a.m. ET on September 3, 2025 –

Transaction Highlights:

•	Woodstead Value Fund, L.P. (“Woodstead”) purchased 4.0 million shares of newly issued common stock of Great Elm Group, Inc. (“GEG”) at a price of $2.25 per share for gross proceeds of $9.0 million.

•	Separately, Great Elm Capital Corp. (“GECC”) sold 1.3 million newly-issued shares of its common stock to an affiliate of Booker Smith, representing 9.9% of GECC’s outstanding common stock, at $11.65 per share for gross proceeds of $15.0 million.

•	Booker Smith appointed to the GEG Board, bringing deep credit and real estate expertise.

Palm Beach Gardens, FL – August 27, 2025 — Great Elm Group, Inc. (“we,” “us,” “our,” “GEG” or “Great Elm,”) (NASDAQ: GEG), a publicly traded alternative asset manager, today announced a strategic investment from Woodstead, an institutional investor with deep credit and real estate expertise.

Under the terms of the transaction, Woodstead is purchasing 4.0 million shares of GEG’s common stock at a price of $2.25 per share for gross proceeds of $9.0 million. Woodstead will also hold 10-year warrants for an additional 1.0 million shares of GEG common stock struck at $3.50 and 1.0 million shares of GEG common stock struck at $5.00, further aligning Woodstead with GEG’s shareholders.

As part of the transaction, Booker Smith has joined GEG's Board of Directors. Mr. Smith brings years of extensive experience across corporate credit and real estate investing, directly supporting GEG’s key verticals. His background and skills will contribute to advancing Great Elm’s strategic priorities, while his addition reflects the deep partnership formed through this investment.

“These transactions represent a significant milestone for Great Elm,” said Jason Reese, Chief Executive Officer of Great Elm. “Booker’s expertise across our core verticals, coupled with the capital commitment from Woodstead, provides meaningful resources to grow our assets under management, enhance profitability, and further align our investor base with long-term shareholder value creation.”

“I am excited to join the Great Elm board and partner with management to build upon the Company’s momentum,” said Booker Smith. “GEG’s differentiated alternative asset platform and strategic vision position the firm to continue scaling across both credit and real estate.”

Strategic and Financial Impact For GEG

The transaction provides new growth capital to GEG, which will be used to pursue its objectives of expanding assets under management and enhancing profitability. The warrants provide long-term alignment between Woodstead and all GEG shareholders, reinforcing a shared commitment to value creation.

Strategic and Financial Impact For GECC

Separately, Great Elm Capital Corp. (“GECC”), a business development company managed by Great Elm Capital Management, LLC (“GECM”), a subsidiary of GEG, issued approximately 1.3 million shares of its common stock to Poor Richard LLC, an affiliate of Booker Smith. This capital strengthens GECC’s balance sheet and provides additional capital to be leveraged for new investments. The transaction is a testament to the significant turnaround at GECC that began in March 2022 and reflects investor confidence in the platform. Once deployed, this capital is expected to generate incremental management fees for GEG.

Fiscal 2025 Earnings and Strategic Investment Conference Call & Webcast Information

When: Wednesday, September 3, 2025, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13750803 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is an alternative asset manager focused on building a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. GEG’s subsidiaries manage Great Elm Capital Corp. (NASDAQ: GECC), a publicly-traded business development company, as well as Monomoy Properties REIT, LLC, an industrial outdoor storage (“IOS”)-focused real estate investment trust along with its growing real estate services platform. Learn more at www.greatelmgroup.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are “forward-looking” statements, including statements regarding expected benefits from the transaction, growth, profitability, acquisition opportunities involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent GEG’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and GEG’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from GEG’s expectations, please see GEG’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to GEG’s financial position and results of operations is also contained in GEG’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelm.com

Source: Great Elm Group, Inc.